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                                                                    EXHIBIT 21.1

                                  SUBSIDIARIES

     The following table sets forth all of National City Corporation's direct or indirect subsidiaries, as of December 31, 1997:

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                                                                                        STATE OR JURISDICTION
                                                                    % OF VOTING           UNDER THE LAW OF
                                                                  SECURITIES OWNED         WHICH ORGANIZED
                                                                  ----------------      ---------------------
SUBSIDIARIES OF NATIONAL CITY CORPORATION:
Advent Guaranty Corporation....................................          100%           Vermont
Advent Life Insurance Company..................................          100%           Arizona
Buckeye Service Corp...........................................          100%           Ohio
Circle Equity Leasing Corporation of Michigan..................          100%           Michigan
Commercial Servicing, Inc......................................          100%           Indiana
Computer Bank Services, Inc....................................          100%           Kentucky
Gem America Realty and Investment Corporation..................          100%           Ohio
Harva, Inc. (Inactive).........................................          100%           Delaware
Integra Holdings Limited (Inactive)............................          100%           Delaware
Integra Investment Company (Inactive)..........................          100%           Delaware
The Madison Bank and Trust Company.............................          100%           Indiana
Merchants Capital Management, Inc..............................          100%           Indiana
NatCity Investments, Inc.......................................          100%           Indiana
National Asset Management Corporation..........................          100%           Kentucky
National City Bank.............................................          100%           United States
National City Bank of Dayton...................................          100%           United States
National City Bank of Indiana..................................          100%           United States
National City Bank of Kentucky.................................          100%           United States
National City Bank of Pennsylvania.............................          100%           United States
National City Bank of Southern Indiana.........................          100%           United States
National City Capital Corporation..............................          100%           Delaware
National City Commercial Leasing, Inc..........................          100%           Ohio
National City Community Development Corporation................          100%           Ohio
National City Credit Corporation...............................          100%           Ohio
National City Financial Corporation............................          100%           Ohio
National City Life Insurance Company...........................          100%           Arizona
National City Mortgage Co......................................          100%           Ohio
National Processing, Inc.......................................         87.7%           Ohio
National City Trust Company....................................          100%           United States
National City Venture Corporation..............................          100%           Delaware
NC Acquisition, Inc. (Inactive)................................          100%           Delaware
Second Premises Corporation....................................          100%           Kentucky
Stored Value Systems, Inc......................................           83%           Delaware
UBK Realty, Inc................................................          100%           Kentucky
Western Reserve Company........................................          100%           Pennsylvania

SUBSIDIARIES OF NATIONAL CITY BANK:
AKREO Service Corp.............................................          100%           Ohio
Capstone Realty, Inc...........................................          100%           Ohio
National City Commercial Finance, Inc..........................          100%           Ohio
National City Holdings Inc. (Inactive).........................          100%           Ohio
National City Investments Corporation..........................          100%           Kentucky
Ohio National Corporation Trade Services.......................          100%           Ohio

SUBSIDIARIES OF NATIONAL CITY HOLDINGS, INC.:
National City Insurance Agency of Ohio, Inc. (Inactive)........          100%           Ohio
National City Life Insurance Agency of Ohio, Inc. (Inactive)...            0(1)         Ohio
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(1) National City Holdings, Inc. owns only 100% of non-voting securities.